Apergy Shareholders Approve Merger with ChampionX

The Woodlands, Texas, May 28, 2020 – Apergy Corporation (“Apergy”) (NYSE: APY) today announced its shareholders voted at the Special Meeting of Shareholders to approve the issuance of shares of Apergy common stock in connection with the pending combination of the ChampionX business with Apergy through a merger of Athena Merger Sub, Inc., a wholly owned subsidiary of Apergy, with ChampionX Holding Inc., a wholly owned subsidiary of Ecolab Inc. The merger is expected to be completed in the second quarter of this year, subject to remaining closing conditions.

“Today marks another important milestone as we move toward closing the ChampionX transaction. We are pleased with the outcome of today’s Special Meeting and thank our shareholders for their continued support,” said Sivasankaran “Soma” Somasundaram, President and Chief Executive Officer of Apergy. “The combined company will be a global leader and critical partner to our customers providing a full suite of production-optimization solutions. The transaction is immediately deleveraging and will result in a stronger, more diversified, and more resilient company to navigate the current downturn. Our integration planning is on track, and we look forward to bringing the companies together, realizing the synergies, and delivering significant value for our shareholders.”

Following the closing of the merger, Apergy plans to change the name of the combined company to ChampionX Corporation and to change its ticker symbol to CHX.

More than 99% of the shares voted at the Special Meeting were in favor of the issuance of shares under the merger agreement. Apergy will file the final vote results, as certified by the independent Inspector of Election, on a Form 8-K with the U.S. Securities and Exchange Commission.

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About Apergy

Apergy is a leading provider of highly engineered equipment and technologies that help companies drill for and produce oil and gas safely and efficiently around the world. Apergy's products provide efficient functioning throughout the lifecycle of a well - from drilling to completion to production. Apergy’s Production & Automation Technologies offerings consist of artificial lift equipment and solutions, including rod pumping systems, electric submersible pump systems, progressive cavity pumps and drive systems and plunger lifts, as well as a full automation and digital offering consisting of equipment and software for Industrial Internet of Things (“IIoT”) solutions for downhole monitoring, wellsite productivity enhancement, and asset integrity management. Apergy’s Drilling Technologies offering provides market leading polycrystalline diamond cutters and bearings that result in cost effective and efficient drilling. To learn more about Apergy, visit our website at http://www.apergy.com.

Important Information About the ChampionX Transaction and Where to Find It

In connection with the proposed transaction, Apergy has filed a definitive proxy statement on Schedule 14A and a registration statement on Form S-4 containing a prospectus, declared effective April 30, 2020, with the Securities and Exchange Commission (the “SEC”), ChampionX Holding Inc. has filed a registration statement on Form S-4 and Form S-1 containing a prospectus, declared effective April 30, 2020 and Ecolab Inc. (“Ecolab”) has filed a Schedule TO.  INVESTORS AND SECURITYHOLDERS ARE ADVISED TO READ THE REGISTRATION STATEMENTS/PROSPECTUSES, DEFINITIVE PROXY STATEMENT AND SCHEDULE TO AS WELL AS ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT APERGY, ECOLAB, CHAMPIONX AND THE PROPOSED TRANSACTION. Investors and securityholders may obtain a free copy of the registration statements/prospectuses, definitive proxy statement and Schedule TO and other documents filed by Apergy, Ecolab and ChampionX with the SEC at the SEC’s website at http://www.sec.gov.  The registration statements/prospectuses and definitive proxy statement can also be obtained free of charge from Ecolab upon written request to Ecolab Inc., Attn: Investor Relations, 1 Ecolab Place, St. Paul, MN 55102, or by e-mailing investor.info@ecolab.com, or upon written request to Apergy, Investor Relations, 2445 Technology Forest Boulevard, The Woodlands, Texas 77381, or by e-mailing david.skipper@apergy.com.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Investor Contact:
David Skipper – david.skipper@apergy.com – 713-230-8031

Media Contact:
John Breed – john.breed@apergy.com – 281-403-5751